PHILIP M. COHEN
17324 Whirley Rd.
Lutz, FL 33558

August 13, 2007

Board of Directors
Medical Media Television, Inc.
8406 Benjamin Road, Suite C
Tampa, FL 33634

Gentlemen:

Please consider this letter my resignation as a Chairman of the Board, President, and Chief Executive Officer of Medical Media Television, Inc. effective this date. My resignation was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Sincerely,

/s/ Philip M. Cohen
Philip M. Cohen